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Exhibit 23.5

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-84438) of our report dated March 12, 1999 relating to the financial statements for the year ended January 30, 1999, which appears in The Right Start, Inc.'s Annual Report on Form 10-K for the year ended February 3, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 14, 2002

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  Exhibit 23.5
Consent of Independent Accountants